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                                                                   Exhibit 99.12

MAGTEN


Talton R. Embry
Chairman



September 19, 2000


Mr. Daniel Friedman
c/o Radiant Partners, LLC
551 Fifth Avenue - Suite 1416
New York, NY  10176

Dear Dan,

In order to induce Radiant Investors LLC to enter into certain contracts of sale (collectively, hereinafter referred to as the "Contract") to purchase certain properties from sellers, one of which is First Union Real Estate Equity and Mortgage Investments ("FUR"), Magten Asset Management Corp. ("Magten"), a shareholder of FUR, agrees that it will vote any shares of FUR that it has voting control over at the time any sale ("Sale") pursuant to the Contract is to be approved by shareholders, provided that Magten is not obligated to vote FUR shares over which it has voting control in the event that doing so (i) would violate a fiduciary duty that it owes to any of its clients, or (ii) could result in profit disgorgement under Section 16 of the Securities Exchange Act of 1934 to Magten, Talton Embry or any of its clients; or such shareholder vote occurs after the earlier of (i) April 30, 2001, or (ii) the expiration or termination of either of the Voting Agreements signed by Apollo Real Estate Advisors and Gotham Partners.

Sincerely,

/s/ Talton R. Embry
Talton R. Embry
Chairman

TRE:jcc

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Copy:
First Union Real Estate Investments

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Magten Asset Management Corp.
35 East 21st Street, New York 10010

(212) 529-6600 Phone
(212) 505-0484 Fax